Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2004 included in Amendment No. 3 to the Registration Statement on Form S-4 of Net 1 UEPS Technologies, Inc.

/s/ Manning Elliott

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada
May 6, 2004